Exhibit 99.1
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analyst: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Corporation Reports Third Quarter 2010 EPS of $0.27 Per Share
Quarterly Highlights include:
•	46th consecutive quarter of profitability

•	Solid credit quality with net charge-offs related to nonacquired loans at 1.17%

•	Maintenance of strong balance sheet with allowance for loan losses on noncovered loans at 1.72% of period — end loans, excluding acquired loans

•	Increased tangible common equity ratio to 7.53% at September 30, 2010
          Akron, Ohio (October 26, 2010) — FirstMerit Corporation (Nasdaq: FMER) reported third quarter 2010 net income of $29.0 million, or $0.27 per diluted share. This compares with $31.5 million, or $0.32 per diluted share, for the second quarter of 2010 and $22.8 million, or $0.27 per diluted share, for the third quarter 2009.
          Returns on average common equity (“ROE”) and average assets (“ROA”) for the third quarter 2010 were 7.60% and 0.79%, respectively, compared with 9.61% and 0.94% for the second quarter of 2010 and 8.69% and 0.85% for the third quarter 2009.
          “Our profitable third quarter results are reflective of FirstMerit’s strength and stability in this challenging economy,” said Paul G. Greig, chairman, president and CEO of FirstMerit Corporation. “This past quarter we grew operating revenue, increased our healthy tangible common equity levels, maintained a solid loan loss reserve and reduced credit costs. These highlights are indicative of the strong position we are in today. Our efforts this past quarter led to a successful conversion on our third bank acquisition in Chicago, a market in which we are developing loan portfolio growth opportunities.”
          Net interest margin was 3.95% for the third quarter of 2010 compared with 4.04% for the second quarter of 2010 and 3.61% for the third quarter of 2009. Compared with the second quarter of 2010, the compression in net interest margin was attributed to amortization and paydowns in the covered and noncovered loan portfolios. As loan growth remains muted in the Company’s core Ohio and Chicago markets, incoming cash flows from the loan and investment securities portfolios were reinvested into lower-yielding, short duration securities. The expansion in the Corporation’s net interest margin, compared with the third quarter of 2009, is attributable to enhanced earning asset yields from Midwest Bank and Trust’s balance sheet and the successful results of the Corporation’s continued emphasis on core deposit gathering and shifting deposit mix away from higher-priced certificate of deposit products.

FirstMerit Corporation Reports Third Quarter 2010 EPS Results
          Average loans, not including acquired loans, during the third quarter of 2010 decreased $29.5 million, or 0.43%, compared with the second quarter of 2010 and decreased $275.9 million, or 3.91%, compared with the third quarter of 2009. The modest changes in average loan balances compared with the second quarter of 2010 and the third quarter of 2009 reflect the Corporation’s business and retail customers’ focus on debt reduction. While the Corporation is adding new commercial loans in both its core Ohio and newer Chicago markets, low credit line utilization by existing customers is mitigating new loan production with respect to overall portfolio balances. At September 30, 2010, average covered loan balances including the indemnification asset were $2.2 billion.
          Average deposits during the third quarter of 2010 increased $880.3 million, or 8.35%, compared with the second quarter of 2010 and increased $4.0 billion, or 54.73%, compared with the third quarter of 2009. During the third quarter of 2010, the Corporation increased its average core deposits, which excludes time deposits, by $672.3 million, or 9.06%, compared with the second quarter of 2010, and $2.6 billion, or 46.80%, compared with the third quarter of 2009.
          Average investments during the third quarter of 2010 decreased $28.3 million, or 0.86%, compared with the second quarter of 2010 and increased $542.6 million, or 19.89%, over the third quarter of 2009. The increase in third quarter of 2010 average investments, compared with the third quarter of 2009, is due to the purchase of $575.0 million of securities in the first quarter of 2010 as a result of the First Bank acquisition.
          Net interest income on a fully tax-equivalent (“FTE”) basis was $125.5 million in the third quarter 2010 compared with $118.8 million in the second quarter of 2010 and $89.1 million in the third quarter of 2009. Compared with the second quarter of 2010, average earning assets increased $815.5 million, or 6.92%, and increased $2.8 billion, or 28.54%, compared to the third quarter of 2009.
          Noninterest income net of securities transactions for the third quarter of 2010 was $55.1 million, an increase of $2.5 million, or 4.79%, from the second quarter of 2010 and an increase of $6.4 million, or 13.23%, from the third quarter of 2009.
          The increase in other income for the third quarter of 2010 compared to the second quarter of 2010 was driven by mortgage revenue, including loan sales and servicing and the fair value of the mortgage pipeline which is recorded in other operating income. The primary change in other income for the 2010 third quarter as compared to the third quarter of 2009 was attributed to $3.9 million in income related to mortgage origination activities.
          Other income, net of securities gains, as a percentage of net revenue for the third quarter of 2010 was 30.50% compared with 30.67% for second quarter of 2010 and 35.32% for the third quarter of 2009. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.
          Noninterest expense for the third quarter of 2010 was $120.7 million, an increase of $14.9 million, or 14.14%, from the second quarter of 2010 and an increase of $36.5 million, or 43.37%, from the third quarter of 2009. For the three months ended September 30, 2010, increases in operating expenses compared to the third quarter of 2009 were primarily attributable to increased salary and benefits, and professional services. One time expenses associated with data processing conversions and related expenses for acquisitions totaled $4.5 million.
          During the third quarter of 2010, the Corporation reported an efficiency ratio of 66.26%, compared with 61.30% for the second quarter of 2010 and 61.05% for the third quarter of 2009.

FirstMerit Corporation Reports Third Quarter 2010 EPS Results
          Net charge-offs, excluding acquired loans, totaled $19.9 million, or 1.17% of average loans, excluding acquired loans, in the third quarter of 2010 compared with $19.8 million, or 1.15% of average loans, in the second quarter of 2010 and $18.8 million, or 1.05% of average loans, in the third quarter of 2009.
          Nonperforming assets totaled $115.3 million at September 30, 2010, an increase of $5.5 million compared with June 30, 2010 and an increase of $26.4 million compared with September 30, 2009. Nonperforming assets at September 30, 2010 represented 1.70% of period-end loans plus other real estate, excluding acquired loans, compared with 1.62% at June 30, 2010 and 1.26% at September 30, 2009.
          The allowance for loan losses noncovered, totaled $116.5 million at September 30, 2010, a decrease of $1.8 million from June 30, 2010. At September 30, 2010, the allowance for loan losses noncovered was 1.72% of period-end loans compared with 1.75% at June 30, 2010, and 1.72% at March 31, 2010. The allowance for credit losses is the sum of the allowance for loan losses noncovered, and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.84% of period-end loans, excluding acquired loans, at September 30, 2010, compared with 1.85% at June 30, 2010 and 1.82% at March 31, 2010. The allowance for credit losses to nonperforming loans was 118.49% at September 30, 2010, compared with 126.51% at June 30, 2010 and 110.80% at March 31, 2010.
          The Corporation’s total assets at September 30, 2010 were $14.4 billion, a decrease of $167.0 million inclusive of intangible assets, or 1.15%, compared with June 30, 2010 and an increase of $3.6 billion, or 33.40%, compared with September 30, 2009. Total loans, excluding acquired loans, did not significantly change compared with June 30, 2010 and September 30, 2009. The primary increase in total assets compared with September 30, 2009, is attributed to the three 2010 acquisitions that increased total loans, including a loss share receivable of $318.4 million, by $2.2 billion as of September 30, 2010.
          Total deposits were $11.3 billion at September 30, 2010, a decrease of $243.8 million, or 2.12%, from June 30, 2010 and an increase of $4.0 billion, or 55.01%, from September 30, 2009. The increase in total deposits over September 30, 2009 was driven by the Corporation’s expansion strategy in Chicago. Core deposits totaled $8.1 billion at September 30, 2010, an increase of $0.4 million, or 4.80%, from June 30, 2010 and an increase of $2.5 billion, or 44.53%, from September 30, 2009. The increase in core deposits over the prior quarter is due to the Corporation’s strategy to retain recently acquired depository customers and move them from certificate of deposit accounts into core deposit products. Deposit retention rates for the three acquired Chicago institutions at September 30, 2010, are as follows:
First Bank, 94.9%; George Washington, 96.6%; and Midwest Bank & Trust (excluding brokered certificate of deposits, CDARS & internet certificate of deposits), 94.6%.
          Shareholders’ equity was $1.5 billion at September 30, 2010, compared with $1.5 billion at June 30, 2010 and $1.1 billion at September 30, 2009. The Corporation maintained a strong capital position as tangible common equity to assets was 7.53% at September 30, 2010, compared with 7.37% and 8.65% at June 30, 2010 and September 30, 2009, respectively. The common dividend per share paid in the third quarter 2010 was $0.16.
          Mr. Greig said, “FirstMerit’s strong capital position and profitable performance every quarter for more than 11 years allows us to execute on growth opportunities, both geographic and organic. Backed by our robust balance sheet, we continue to work on generating value for our shareholders.”

FirstMerit Corporation Reports Third Quarter 2010 EPS Results
Acquisitions and Integration
          The First Bank, George Washington and Midwest acquisitions were considered business combinations and accounted for under FASB Accounting Standard Codification 805, Business Combinations (ASC 805). All acquired assets and liabilities were recorded at their estimated fair values as of the date of acquisition and identifiable intangible assets were recorded at their estimated fair value. Estimated fair values are considered preliminary and, in accordance with ASC 805, are subject to change up to one year after the acquisition date. This allows for adjustments to the initial purchase entries if additional information relative to closing date fair values becomes available, and we continue to analyze our estimates of the fair values of the assets acquired and the liabilities assumed. Material adjustments to acquisition date estimated fair values are recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change. Certain reclassifications of prior periods’ amounts may also be made to conform to the current period’s presentation and would have no effect on previously reported net income amounts.
          During the quarter ended September 30, 2010, we obtained additional information that resulted in changes to certain acquisition-data fair value estimates relating to both the George Washington and Midwest acquisitions. These purchase accounting adjustments have resulted in a reduction of $4.0 million, or approximately $2.6 million net of effect of taxes, to the bargain purchase gain which was recognized for the George Washington acquisition in the quarter ended March 31, 2010, and a reduction of approximately $5.3 million to the goodwill recorded for the Midwest acquisition in the quarter ended June 30, 2010. Prior period amounts appropriately reflect these adjustments.
          On October 9, 2010, FirstMerit successfully completed the operational and technical migration of Midwest Bank & Trust which the corporation acquired from the FDIC on May 14, 2010.
Third Quarter 2010 Conference Call
          FirstMerit Corporation senior management will host an earnings conference call today at 2:00 p.m. (Eastern Time) to provide an overview of third quarter 2010 results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 86358126. A replay of the conference call will be available at approximately 5:00 p.m. (Eastern Time) on October 26, 2010 through November 10, 2010 by dialing (800) 642-1687, and entering the PIN: 86358126.
About FirstMerit Corporation
          FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $14.4 billion as of September 30, 2010 and 207 banking offices and 213 ATMs in Ohio, Western Pennsylvania and the Chicago area. FirstMerit Corporation provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
Subsequent Events
          The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the September 30, 2010 consolidated financial statements on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting

FirstMerit Corporation Reports Third Quarter 2010 EPS Results
assumptions and estimates made as of September 30, 2010 and will adjust amounts preliminarily reported, if necessary.
Forward-Looking Statement
          This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights

	Quarters
(Unaudited)	2010	2010	2010	2009	2009
(Dollars in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
EARNINGS
Net interest income FTE (a)	$125,514	$118,817	$92,348	$89,171	$89,079
Provision for loan losses uncovered	18,108	20,366	25,493	29,960	23,887
Other income	55,135	53,209	49,900	52,701	51,567
Other expenses	120,670	105,723	94,013	94,885	84,165
FTE adjustment (a)	2,021	2,050	1,954	1,793	1,702
Net income	28,996	31,493	15,390	14,478	22,763
Diluted EPS (b)	0.27	0.32	0.18	0.17	0.27

PERFORMANCE RATIOS
Return on average assets (ROA)	0.79%	0.94%	0.55%	0.54%	0.85%
Return on average common equity (ROE)	7.60%	9.61%	5.71%	5.38%	8.69%
Net interest margin FTE (a)	3.95%	4.04%	3.72%	3.64%	3.61%
Efficiency ratio	66.26%	61.30%	65.93%	67.74%	61.05%
Number of full-time equivalent employees	3,093	3,095	2,723	2,495	2,522

MARKET DATA
Book value/common share	$13.95	$13.87	$12.69	$12.25	$12.34
Period-end common share mkt value	18.32	17.13	21.57	20.14	19.03
Market as a % of book	131%	124%	170%	164%	154%
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	60.03%	50.00%	88.89%	94.12%	59.26%
Average basic common shares (b)	108,793	98,968	87,771	86,149	85,872
Average diluted common shares (b)	108,794	98,969	87,777	86,157	85,880
Period end common shares	108,803	108,786	90,810	87,004	85,869
Common shares repurchased	4	46	115	35	13
Common stock market capitalization	$1,993,276	$1,863,504	$1,958,772	$1,752,261	$1,634,087

ASSET QUALITY (excluding acquired loans)
Gross charge-offs	$25,817	$24,967	$26,195	$34,232	$21,819
Net charge-offs	19,923	19,829	22,779	31,220	18,757
Allowance for loan losses	116,528	118,343	117,806	115,092	116,352
Reserve for unfunded lending commitments	7,864	6,812	6,337	5,751	4,470
Nonperforming assets (NPAs) (c)	115,267	109,781	123,320	101,001	88,881
Net charge-offs/average loans ratio (c)	1.17%	1.15%	1.36%	1.79%	1.05%
Allowance for loan losses/period-end loans (c)	1.72%	1.75%	1.72%	1.68%	1.66%
Allowance for credit losses/period-end loans (c)	1.84%	1.85%	1.82%	1.77%	1.72%
NPAs/loans and other real estate (c)	1.70%	1.62%	1.80%	1.48%	1.26%
Allowance for loan losses/nonperforming loans	111.00%	119.62%	105.14%	125.55%	147.60%
Allowance for credit losses/nonperforming loans	118.49%	126.51%	110.80%	131.82%	153.27%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	7.53%	7.37%	7.91%	8.89%	8.65%
Average equity to assets	10.37%	9.76%	9.63%	10.11%	9.77%
Average equity to total loans (d)	16.84%	15.91%	15.39%	15.37%	14.72%
Average total loans to deposits (d)	78.65%	78.32%	85.18%	93.94%	95.57%

AVERAGE BALANCES
Assets	$14,588,531	$13,472,179	$11,357,110	$10,559,231	$10,629,359
Deposits	11,425,740	10,545,482	8,340,796	7,397,592	7,384,507
Loans, excluding acquired loans (d)	6,781,123	6,810,582	6,812,647	6,932,566	7,057,021
Acquired loans, including covered loans (d)	2,204,843	1,449,140	291,651	16,419	—
Earning assets	12,600,422	11,784,967	10,076,565	9,714,193	9,802,810
Shareholders’ equity	1,513,527	1,314,249	1,093,568	1,068,013	1,038,824

ENDING BALANCES
Assets	$14,355,786	$14,522,825	$12,324,589	$10,539,902	$10,761,355
Deposits	11,271,416	11,515,171	9,370,009	7,515,796	7,271,274
Loans, excluding acquired loans (d)	6,776,098	6,779,941	6,836,451	6,835,425	7,029,648
Acquired loans, including covered loans (d)	2,158,930	2,284,163	533,888	88,064	—
Goodwill	460,396	460,396	187,945	139,598	139,245
Intangible assets	11,416	12,422	5,659	1,158	1,143
Earning assets	12,528,954	12,701,602	10,775,434	9,685,155	9,793,244
Total shareholders’ equity	1,517,892	1,505,345	1,152,721	1,065,627	1,059,209

NOTES:

(a) —	Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b) —	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

(c) —	As required by current accounting guidance, the acquired loans and other real estate from First Bank, George Washington Savings Bank and Midwest Bank & Trust Company were recorded at fair value with no carryover of the related allowances. The ratio of our allowance for loan and credit losses and NPAs do not include these loans and other real estate.

(d) —	Excludes loss share receivable of $318.4 million, $319.8 million and $88.0 million as of September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	September 30,	December 31,	September 30,
(Unaudited, except December 31, 2009, which is derived from the audited financial statements)	2010	2009	2009
ASSETS
Cash and due from banks	$650,769	$161,033	$193,060
Investment securities
Held-to-maturity	61,818	50,686	38,454
Available-for-sale	3,027,436	2,565,264	2,583,722
Other investments	160,753	128,888	128,901
Loans held for sale	25,542	16,828	12,519
Noncovered loans:
Commercial loans	4,344,784	4,066,522	4,097,252
Mortgage loans	414,728	463,416	481,336
Installment loans	1,349,964	1,425,373	1,481,200
Home equity loans	760,816	753,112	761,553
Credit card loans	144,734	153,525	147,767
Leases	64,009	61,541	60,540

Total noncovered loans	7,079,035	6,923,489	7,029,648
Covered loans (includes loss share receivable of $318 million)	2,174,370	—	—

Total loans	9,253,405	6,923,489	7,029,648
Less: allowance for loan losses	(116,528)	(115,092)	(116,352)

Net loans	9,136,877	6,808,397	6,913,296
Premises and equipment, net	194,757	125,205	126,416
Goodwill	460,396	139,598	139,245
Intangible assets	11,416	1,158	1,143
Other real estate covered by FDIC loss share	53,525	0	0
Accrued interest receivable and other assets	572,497	542,845	624,599

Total assets	$14,355,786	$10,539,902	$10,761,355

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$2,658,458	$2,069,921	$1,898,913
Demand-interest bearing	847,284	677,448	644,121
Savings and money market accounts	4,557,702	3,408,109	3,035,922
Certificates and other time deposits	3,207,972	1,360,318	1,692,318

Total deposits	11,271,416	7,515,796	7,271,274

Federal funds purchased and securities sold under agreements to repurchase	897,755	996,345	1,350,475
Wholesale borrowings	391,914	740,105	749,397
Accrued taxes, expenses, and other liabilities	276,809	222,029	331,000

Total liabilities	12,837,894	9,474,275	9,702,146

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value: authorized 300,000,000 shares; issued 115,121,731, 93,633,871 and 92,635,910 at September 30, 2010, December 31, 2009 and September 30, 2009, respectively	127,937	127,937	127,937
Capital surplus	484,770	88,573	68,694
Accumulated other comprehensive loss	(4,915)	(25,459)	(7,437)
Retained earnings	1,071,147	1,043,625	1,042,752
Treasury stock, at cost, 6,318,452, 6,629,995 and 6,767,053 shares at September 30, 2010, December 31, 2009 and September 30, 2009, respectively	(161,047)	(169,049)	(172,737)

Total shareholders’ equity	1,517,892	1,065,627	1,059,209

Total liabilities and shareholders’ equity	$14,355,786	$10,539,902	$10,761,355

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2010	2010	2010	2009	2009

ASSETS
Cash and due from banks	$821,713	$710,981	$521,666	$167,608	$159,985
Investment securities
Held-to-maturity	63,364	64,650	56,322	43,228	32,017
Available-for-sale	3,049,056	3,088,011	2,731,639	2,577,759	2,568,348
Other investments	158,591	146,620	129,658	128,214	128,067
Loans held for sale	21,659	18,827	14,538	16,007	17,357
Noncovered loans:
Commercial loans	4,336,631	4,376,059	4,197,663	4,058,851	4,105,778
Mortgage loans	421,087	438,243	454,525	472,829	492,089
Installment loans	1,363,248	1,377,748	1,402,552	1,449,091	1,492,019
Home equity loans	762,626	763,943	757,094	756,478	758,353
Credit card loans	146,863	145,880	150,117	151,233	149,460
Leases	58,223	59,049	60,430	60,503	59,322

Total noncovered loans	7,088,678	7,160,922	7,022,381	6,948,985	7,057,021
Covered loans and loss share receivable	2,219,074	1,305,937	122,027	—	—

Total loans	9,307,752	8,466,859	7,144,408	6,948,985	7,057,021
Less: allowance for loan losses	113,025	116,639	115,031	113,438	111,073

Net loans	9,194,727	8,350,220	7,029,377	6,835,547	6,945,948

Total earning assets	12,600,422	11,784,967	10,076,565	9,714,193	9,802,810

Premises and equipment, net	172,712	167,006	141,405	126,073	127,096
Accrued interest receivable and other assets	1,106,709	925,864	732,505	664,795	650,541

TOTAL ASSETS	$14,588,531	$13,472,179	$11,357,110	$10,559,231	$10,629,359

LIABILITIES
Deposits:
Demand-non-interest bearing	$2,729,355	$2,492,539	$2,146,969	$2,028,977	$1,947,359
Demand-interest bearing	858,168	698,261	687,233	651,381	647,712
Savings and money market accounts	4,503,906	4,228,323	3,709,246	3,175,825	2,916,980
Certificates and other time deposits	3,334,311	3,126,359	1,797,348	1,541,409	1,872,456

Total deposits	11,425,740	10,545,482	8,340,796	7,397,592	7,384,507

Federal funds purchased and securities sold under agreements to repurchase	928,607	843,652	951,927	1,076,199	1,087,875
Wholesale borrowings	443,892	526,926	708,414	762,023	883,377

Total funds	12,798,239	11,916,060	10,001,137	9,235,814	9,355,759
Accrued taxes, expenses and other liabilities	276,765	241,870	262,405	255,404	234,776

Total liabilities	13,075,004	12,157,930	10,263,542	9,491,218	9,590,535

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Common stock warrant	—	—	—	—	—
Capital surplus	484,197	307,929	106,350	74,213	55,732
Accumulated other comprehensive loss	(2,332)	(15,913)	(20,593)	(9,266)	(26,793)
Retained earnings	1,065,001	1,057,754	1,049,774	1,047,097	1,050,359
Treasury stock	(161,276)	(163,458)	(169,900)	(171,968)	(168,411)

Total shareholders’ equity	1,513,527	1,314,249	1,093,568	1,068,013	1,038,824

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,588,531	$13,472,179	$11,357,110	$10,559,231	$10,629,359

FIRSTMERIT CORPORATION AND SUBSIDIARIES AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited) Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Year ended			Three months ended
	September 30, 2010			December 31, 2009			September 30, 2009
	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Cash and due from banks	$821,713			$183,215			$159,985
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,609,406	21,364	3.25%	2,222,771	97,871	4.40%	2,210,551	24,115	4.33%
Obligations of states and political subdivisions (tax exempt)	346,380	4,848	5.55%	321,919	19,718	6.13%	318,853	4,872	6.06%
Other securities and federal funds sold	315,225	2,197	2.77%	204,272	8,394	4.11%	199,028	2,049	4.08%

Total investment securities and federal funds sold	3,271,011	28,409	3.45%	2,748,962	125,983	4.58%	2,728,432	31,036	4.51%

Loans held for sale	21,659	269	4.93%	19,289	1,032	5.35%	17,357	230	5.26%
Noncovered loans, covered loans and loss share receivable	9,307,752	118,680	5.06%	7,156,983	339,381	4.74%	7,057,021	84,107	4.73%

Total earning assets	12,600,422	147,358	4.64%	9,925,234	466,396	4.70%	9,802,810	115,373	4.67%

Allowance for loan losses	(113,025)			(108,017)			(111,073)
Other assets	1,279,421			793,062			777,637

Total assets	$14,588,531			$10,793,494			$10,629,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$2,729,355	—	—	$1,910,171	—	—	$1,947,359	—	—
Demand — interest bearing	858,168	223	0.10%	656,367	600	0.09%	647,712	137	0.08%
Savings and money market accounts	4,503,906	8,212	0.72%	2,886,842	23,472	0.81%	2,916,980	5,763	0.78%
Certificates and other time deposits	3,334,311	9,702	1.15%	2,056,208	54,610	2.66%	1,872,456	12,284	2.60%

Total deposits	11,425,740	18,137	0.63%	7,509,588	78,682	1.05%	7,384,507	18,184	0.98%

Securities sold under agreements to repurchase	928,607	984	0.42%	1,013,167	4,764	0.47%	1,087,875	1,286	0.47%
Wholesale borrowings	443,892	2,725	2.44%	952,979	27,317	2.87%	883,377	6,824	3.06%

Total interest bearing liabilities	10,068,884	21,846	0.86%	7,565,563	110,763	1.46%	7,408,400	26,294	1.41%

Other liabilities	276,765			267,835			234,776

Shareholders’ equity	1,513,527			1,049,925			1,038,824

Total liabilities and shareholders’ equity	$14,588,531			$10,793,494			$10,629,359

Net yield on earning assets	$12,600,422	125,512	3.95%	$9,925,234	355,633	3.58%	$9,802,810	89,079	3.61%

Interest rate spread			3.78%			3.24%			3.26%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Quarters ended		Nine months ended
(Unaudited)	September 30,		September 30,
(Dollars in thousands except per share data)	2010	2009	2010	2009
Interest income:
Interest and fees on loans, including held for sale	$118,543	$84,283	$312,112	$258,329
Investment securities
Taxable	23,560	26,165	74,032	81,119
Tax-exempt	3,234	3,223	9,861	9,738

Total investment securities interest	26,794	29,388	83,893	90,857
Total interest income	145,337	113,671	396,005	349,186

Interest expense:
Interest on deposits:
Demand-interest bearing	252	137	553	451
Savings and money market accounts	8,294	5,763	23,768	16,592
Certificates and other time deposits	9,588	12,284	25,504	46,197
Interest on securities sold under agreements to repurchase	986	1,286	3,517	3,496
Interest on wholesale borrowings	2,724	6,824	12,009	21,064

Total interest expense	21,844	26,294	65,351	87,800

Net interest income	123,493	87,377	330,654	261,386
Provision for loan losses — uncovered	18,108	23,887	63,967	68,473
Provision for loan losses — covered	593	—	860	—

Net interest income after provision for loan losses	104,791	63,490	265,826	192,913

Other income:
Trust department income	5,469	5,081	16,324	15,309
Service charges on deposits	16,859	16,782	49,962	46,798
Credit card fees	12,532	11,711	36,332	34,463
ATM and other service fees	2,996	2,935	8,349	8,380
Bank owned life insurance income	3,219	3,216	11,757	9,216
Investment services and insurance	2,688	2,498	7,151	7,686
Investment securities gains, net	58	2,925	709	4,103
Loan sales and servicing income	4,006	3,881	10,218	10,007
Gain on George Washington acquistion	—	—	1,041	—
Gain on post medical retirement curtailment	—	—	—	9,543
Other operating income	7,308	2,538	16,401	12,095

Total other income	55,135	51,567	158,244	157,600

Other expenses:
Salaries, wages, pension and employee benefits	58,930	43,351	158,985	130,158
Net occupancy expense	8,608	5,739	23,428	18,468
Equipment expense	7,330	5,847	20,115	17,856
Stationery, supplies and postage	2,865	2,167	8,254	6,493
Bankcard, loan processing and other costs	8,281	7,548	23,762	23,252
Professional services	8,544	3,980	21,626	10,316
Amortization of intangibles	1,006	86	1,909	260
FDIC expense	5,267	2,298	13,448	13,350
Other operating expense	19,840	13,149	48,879	37,779

Total other expenses	120,670	84,165	320,406	257,932

Income before federal income tax expense	39,257	30,892	103,665	92,581
Federal income tax expense	10,261	8,129	27,786	24,889

Net income	$28,996	$22,763	$75,879	$67,692

Other comprehensive income, net of taxes
Unrealized securities’ holding gain, net of taxes	$(360)	$28,172	$21,005	$50,235
Unrealized hedging loss, net of taxes	—	—	—	(94)
Less: reclassification adjustment for securities’ gain realized in income, net of taxes	38	(277)	461	(831)
Minimum pension liability adjustment, net of taxes	—	1,901	—	2,667

Total other comprehensive gain, net of taxes	(398)	25,994	20,544	46,643

Comprehensive income	$28,598	$48,757	$96,423	$114,335

Net income applicable to common shares	$28,996	$22,763	$75,879	$61,321

Net income used in diluted EPS calculation	$28,996	$22,763	$75,879	$61,321

Weighted average number of common shares outstanding — basic *	108,793	85,872	98,588	84,182

Weighted average number of common shares outstanding — diluted *	108,794	85,880	98,590	84,190

Basic earnings per share *	$0.27	$0.27	$0.77	$0.73

Diluted earnings per share *	$0.27	$0.27	$0.77	$0.73

Dividend per share	$0.16	$0.16	$0.48	$0.61

*	Average outstanding shares and per share data as of June 30, 2009 are restated to reflect the effect of stock dividends declared April 29, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

	Quarterly Results
(Unaudited)	2010	2010	2010	2009	2009
(Dollars in thousands, except share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Interest and fees on loans, including held for sale	$118,543	$109,924	$83,645	$81,907	$84,283
Interest and dividends — securities and federal funds sold	26,794	28,890	28,209	28,434	29,388

Total interest income	145,337	138,814	111,854	110,341	113,671

Interest on deposits:
Demand-interest bearing	252	149	152	149	137
Savings and money market accounts	8,294	7,873	7,601	6,880	5,763
Certificates and other time deposits	9,588	9,510	6,406	8,413	12,284
Securities sold under agreements to repurchase	986	1,404	1,127	1,268	1,286
Wholesale borrowings	2,724	3,111	6,174	6,253	6,824

Total interest expense	21,844	22,047	21,460	22,963	26,294

Net interest income	123,493	116,767	90,394	87,378	87,377
Provision for loan losses — uncovered	18,108	20,366	25,493	29,960	23,887
Provision for loan losses — covered	593	267	—	—	—

Net interest income after provision for loan losses	104,791	96,134	64,901	57,418	63,490

Other income:
Trust department income	5,469	5,574	5,281	5,374	5,081
Service charges on deposits	16,859	17,737	15,366	16,568	16,782
Credit card fees	12,532	12,242	11,558	12,049	11,711
ATM and other service fees	2,996	2,844	2,509	2,730	2,935
Bank owned life insurance income	3,219	2,886	5,652	4,524	3,216
Investment services and insurance	2,688	2,535	1,928	2,322	2,498
Investment securities gains, net	58	651	—	1,934	2,925
Loan sales and servicing income	4,006	2,975	3,237	2,947	3,881
Gain on George Washington acquisition	—	—	1,041	—	—
Other operating income	7,308	5,765	3,328	4,253	2,538

Total other income	55,135	53,209	49,900	52,701	51,567

Other expenses:
Salaries, wages, pension and employee benefits	58,930	51,899	48,156	45,748	43,351
Net occupancy expense	8,608	7,680	7,140	5,631	5,739
Equipment expense	7,330	6,735	6,050	6,445	5,847
Stationery, supplies and postage	2,865	2,696	2,693	2,414	2,167
Bankcard, loan processing and other costs	8,281	7,663	7,818	8,215	7,548
Professional services	8,544	7,845	5,237	6,098	3,980
Amortization of intangibles	1,006	669	234	87	86
FDIC expense	5,267	4,416	3,765	3,160	2,298
Other operating expense	19,840	16,120	12,920	17,087	13,149

Total other expenses	120,670	105,723	94,013	94,885	84,165

Income before income tax expense	39,257	43,620	20,788	15,234	30,892
Federal income taxes	10,261	12,127	5,398	756	8,129

Net income	$28,996	$31,493	$15,390	$14,478	$22,763

Other comprehensive income (loss), net of taxes	(398)	16,466	4,476	(18,022)	25,994

Comprehensive income	$28,598	$47,959	$19,866	$(3,544)	$48,757

Net income applicable to common shares	$28,996	$31,493	$15,390	$14,478	$22,763

Adjusted net income used in diluted EPS calculation	$28,996	$31,493	$15,390	$14,478	$22,763

Weighted-average common shares — basic *	108,793	98,968	87,771	86,149	85,872

Weighted-average common shares — diluted *	108,794	98,969	87,777	86,157	85,880

Basic net income per share *	$0.27	$0.32	$0.18	$0.17	$0.27

Diluted net income per share *	$0.27	$0.32	$0.18	$0.17	$0.27

*	Average outstanding shares and per share data restated to reflect the effect of stock dividends declared April 28, 2009 and August 20, 2009.

FIRSTMERIT CORPORATION AND SUBSIDIARIES ASSET QUALITY INFORMATION

	Quarterly Periods					Annual Period
(Unaudited, except December 31, 2009 annual period which
is derived from the audited financial statements)	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in thousands, except ratios)	2010	2010	2010	2009	2009	2009

Allowance for Credit Losses

Allowance for loan losses, beginning of period	$118,343	$117,806	$115,092	$116,352	$111,222	$103,757
Provision for loan losses noncovered	18,108	20,366	25,493	29,960	23,887	98,433
Charge-offs	25,817	24,967	26,195	34,232	21,819	99,713
Recoveries	5,894	5,138	3,416	3,012	3,062	12,615

Net charge-offs	19,923	19,829	22,779	31,220	18,757	87,098

Allowance for loan losses, end of period	$116,528	$118,343	$117,806	$115,092	$116,352	$115,092

Reserve for unfunded lending commitments, beginning of period	$6,812	$6,337	$5,751	$4,470	$6,054	$6,588
Provision for credit losses	1,052	475	586	1,281	(1,584)	(837)

Reserve for unfunded lending commitments, end of period	$7,864	$6,812	$6,337	$5,751	$4,470	$5,751

Allowance for Credit Losses	$124,392	$125,155	$124,143	$120,843	$120,822	$120,843

Ratios (a)

Provision for loan losses as a % of average loans	1.06%	1.20%	1.52%	1.71%	1.34%	1.38%
Provision for credit losses as a % of average loans	0.06%	0.03%	0.03%	0.07%	-0.09%	-0.01%
Net charge-offs as a % of average loans	1.17%	1.15%	1.36%	1.79%	1.05%	1.22%
Allowance for loan losses as a % of period-end loans	1.72%	1.75%	1.72%	1.68%	1.66%	1.58%
Allowance for credit losses as a % of period-end loans	1.84%	1.85%	1.82%	1.77%	1.72%	1.66%
Allowance for loan losses as a % of nonperforming loans	111.00%	119.62%	105.14%	125.55%	147.60%	125.55%
Allowance for credit losses as a % of nonperforming loans	118.49%	126.51%	110.80%	131.82%	153.27%	131.82%

Asset Quality (a)

Impaired loans:
Nonaccrual	$91,646	$84,535	$94,798	$74,033	$63,357	$74,033
Other nonperforming loans:
Nonaccrual	13,331	14,394	17,245	17,639	15,474	17,639

Total nonperforming loans	104,977	98,929	112,043	91,672	78,831	91,672

Other real estate (“ORE”)	10,290	10,852	11,277	9,329	10,050	9,329

Total nonperforming assets (“NPAs”)	$115,267	$109,781	$123,320	$101,001	$88,881	$101,001

NPAs as % of period-end loans + ORE	1.70%	1.62%	1.80%	1.48%	1.26%	1.39%

Past due 90 days or more & accruing interest	$36,895	$36,932	$21,099	$35,025	$27,764	$35,025

(a)	Excludes acquired loans and loss share receivable with a period end balance of $2.5 billion, $2.6 billion and $.6 million at September 30, 2010, June 30,2010 and March 31, 2010, respectively, and ORE covered by an FDIC loss share with a period end balance of $53.5 million, $50.5 million and $22.8 million at September 30, 2010, June 30, 2010 and March 31, 2010, respectively, which, as required by current accounting guidance, were recorded at fair value on the date of acquisition.

FIRSTMERIT CORPORATION NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)	2010	2010	2010	2009	2009
QUARTERLY OTHER INCOME DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Trust department income	$5,469	$5,574	$5,281	$5,374	$5,081
Service charges on deposits	16,859	17,737	15,366	16,568	16,782
Credit card fees	12,532	12,242	11,558	12,049	11,711
ATM and other service fees	2,996	2,844	2,509	2,730	2,935
Bank owned life insurance income	3,219	2,886	5,652	4,524	3,216
Investment services and insurance	2,688	2,535	1,928	2,322	2,498
Investment securities gains, net	58	651	—	1,934	2,925
Loan sales and servicing income	4,006	2,975	3,237	2,947	3,881
Gain on George Washington acquisition	—	—	1,041	—	—
Other operating income	7,308	5,765	3,328	4,253	2,538

Total Other Income	$55,135	$53,209	$49,900	$52,701	$51,567

	2010	2010	2010	2009	2009
QUARTERLY OTHER EXPENSES DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Salaries, wages, pension and employee benefits	$58,930	$51,899	$48,156	$45,748	$43,351
Net occupancy expense	8,608	7,680	7,140	5,631	5,739
Equipment expense	7,330	6,735	6,050	6,445	5,847
Taxes, other than federal income taxes	1,680	2,236	1,938	1,593	1,646
Stationery, supplies and postage	2,865	2,696	2,693	2,414	2,167
Bankcard, loan processing and other costs	8,281	7,663	7,818	8,215	7,548
Advertising	2,488	2,407	1,592	1,510	1,635
Professional services	8,544	7,845	5,237	6,098	3,980
Telephone	1,561	1,267	1,133	1,039	1,010
Amortization of intangibles	1,006	669	234	87	86
Hedge termination	—	—	—	3,877	—
FDIC expense	5,267	4,416	3,765	3,160	2,298
Other operating expense	14,110	10,210	8,257	9,068	8,858

Total Other Expenses	$120,670	$105,723	$94,013	$94,885	$84,165

FIRSTMERIT CORPORATION AND SUBSIDIARIES ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

	Quarters ended		Year ended	Nine months ended
(Unaudited)	September 30,		December 31,	September 30,
(Dollars in thousands)	2010	2009	2009	2010	2009

Allowance for loan losses — beginning of period	$118,343	$111,222	$103,757	$115,092	$103,757
Loans charged off:
Commercial	10,704	7,208	39,685	26,541	21,892
Mortgage	1,153	1,455	4,960	4,194	3,693
Installment	8,154	7,135	31,622	25,389	23,060
Home equity	1,923	1,911	7,200	6,754	4,943
Credit cards	2,902	3,384	13,558	11,080	10,047
Leases	55	0	97	692	3
Overdrafts	926	726	2,591	2,329	1,843

Total	25,817	21,819	99,713	76,979	65,481

Recoveries:
Commercial	503	90	890	1,305	521
Mortgage	138	41	270	201	260
Installment	3,946	2,104	8,329	9,044	6,527
Home equity	481	99	494	1,182	295
Credit cards	600	514	1,710	1,681	1,289
Manufactured housing	36	37	171	122	122
Leases	2	6	57	240	53
Overdrafts	188	171	694	673	536

Total	5,894	3,062	12,615	14,448	9,603

Net charge-offs	19,923	18,757	87,098	62,531	55,878
Provision for loan losses noncovered	18,108	23,887	98,433	63,967	68,473

Allowance for loan losses — end of period	$116,528	$116,352	$115,092	$116,528	$116,352

Average loans (a)	$6,781,123	$7,057,021	$7,152,845	$6,802,363	$7,227,077

Ratio to average loans (a):
(Annualized) net charge-offs	1.17%	1.05%	1.22%	1.23%	1.03%

Provision for loan losses	1.06%	1.34%	1.38%	1.26%	1.27%

Loans, period-end (excluding acquired loans) (a)	$6,776,098	$7,029,648	$6,835,425	$6,776,098	$7,029,648

Allowance for credit losses (a):	$124,392	$120,822	$120,843	$124,392	$120,822

As a multiple of (annualized) net charge-offs	1.57	1.62	1.39	1.49	1.62

Allowance for loan losses (a):
As a percent of period-end loans	1.72%	1.66%	1.68%	1.72%	1.66%

As a multiple of (annualized) net charge-offs	1.47	1.56	1.32	1.39	1.56

(a)	Excludes acquired loans and loss share receivable.